SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported): June 3, 1996 (May 10, 1996)






                              COMFORCE Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




                                    Delaware
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




         1-6081                                        36-23262248
 ----------------------                      ---------------------------------
 Commission File Number                      I.R.S. Employer Identification No.






 2001 Marcus Avenue, Lake Success, NY                            11042
 --------------------------------------                        --------
 Address of principal executive offices                        Zip Code

 Registrant's telephone number, including area code:   (516) 352-3200

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

                  As reported in the Company's Form 8-K dated May 23, 1996, on May 10, 1996, the Company, through its subsidiary, COMFORCE Technical Services, Inc., purchased, pursuant to the Stock Purchase Agreement with Project Staffing Support Team, Inc. and Raphael and Stanley Rashkin, the Asset Purchase Agreement with RRA, Inc. and Raphael and Stanley Rashkin, and the Asset Purchase Agreement with DataTech Technical Services, Inc. and Raphael and Stanley Rashkin, respectively, all of the stock of Project Staffing Support Team, Inc. and substantially all of the assets of RRA, Inc. and Datatech Technical Services, Inc.

                  The registrant hereby files this Form 8-K/A, Amendment No. 1 to its Form 8-K dated May 23, 1996 to file the financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K.


                  a)       Financial Statements of Business Acquired
                           -----------------------------------------

                           Combined balance sheets of RRA, Inc. and Affilites , Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1995 and 1994, and the related combined statements of income, changes in shareholder's equity, and cash flows for the years then ended.

                           Combined balance sheets of RRA, Inc. and Affilites, Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1994 and 1993, and the related combined statements of income, changes in shareholder's equity, and cash flows for the years then ended.


                  (b)      Pro Forma Financial Information
                           -------------------------------

                           Pro forma Consolidated Balance Sheet as of March 31, 1996 (Unaudited).

                           Pro forma Consolidated Statement of Operations for the three months ended March 31, 1996 (Unaudited).

                           Pro forma Consolidated Statement of Operations for the year ended December 31, 1995 (Unaudited).

Item 7(a)               Financial Statements of Business Acquired
                        -----------------------------------------


To The Shareholders
RRA, Inc., Datatech Technical Services, Inc.
  and Project Staffing Support Team, Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying combined balance sheets of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1995 and 1994, and the related combined statements of income, changes in shareholder's equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1995 and 1994, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The information included in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




ALEXANDER & DEVOLEY, P.C.



Phoenix, Arizona
February 1, 1996

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                             COMBINED BALANCE SHEET

                 For the Years Ended December 31, 1995 and 1994

                                     ASSETS

                                                          1995           1994
                                                        ----------    ----------
CURRENT ASSETS:
         Cash ......................................    $   53,662    $  426,312
         Accounts receivable - trade ...............     5,292,779     3,434,704
         Other accounts receivable .................         4,810        10,411
         Note receivable - employee, current
           portion (Note 2) ........................         9,440         1,810
         Note receivable - related parties,
           current portion (Note 2) ................       237,114       148,050
         Prepaid expenses ..........................        49,616        27,284
         Investments ...............................         4,925          --
                                                        ----------    ----------

     Total current assets ..........................     5,652,346     4,048,571
                                                        ----------    ----------


PROPERTY AND EQUIPMENT (NOTE 1):
         Office furniture and equipment ............       438,607       346,395
         Leasehold improvements ....................       131,325       114,435
         Vehicles ..................................        23,912       215,330
                                                        ----------    ----------
                                                           593,844       676,160
         Less accumulated depreciation and
           amortization ............................       329,890       321,003
                                                        ----------    ----------

                                                           263,954       355,157
                                                        ----------    ----------

OTHER ASSETS:
         Refundable deposits .......................         9,666        50,396
         Note receivable - employee, long-
           term portion (Note 2) ...................         8,829         7,412
         Note receivable - related parties,
           long-term portion (Note 2) ..............       216,000       216,000
         Deferred loan fee, less amortization
           of $3,333 in 1995 and $5,312 in 1994 ....         1,667         2,188
         Organizational costs, less accumulated
           amortization of $13,121 in 1995 and
           $9,841 in 1994 (Note 1) .................         3,280         6,560
         Client lists, less amortization of
           $14,625 in 1995 and $8,125 in 1994
           (Note 1) ................................         4,875        11,375
                                                        ----------    ----------

                                                          244,317       293,931
                                                        ----------    ----------

                                                        $6,160,617    $4,697,659
                                                        ==========    ==========


See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                             COMBINED BALANCE SHEET

                 For the Years Ended December 31, 1995 and 1994

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                          1995           1994
                                                        ----------    ----------

CURRENT LIABILITIES:
         Bank overdraft ............................    $  496,879    $  148,474
         Accounts payable ..........................        49,058        42,572
         Notes payable (Note 4) ....................        38,183        59,823
         Note payable - bank (Note 3) ..............     1,220,000     1,200,000
         Note payable - shareholder; due
           on demand at 9.5% .......................       100,000          --
         Current portion of long-term debt .........         6,657        62,978
         Accrued expenses:
           Wages, vacation, and holiday ............       756,096       817,041
           Payroll taxes and withholdings ..........       182,469       170,283
           Gross receipts tax ......................        78,141        64,565
           Self insurance claims (Note 1) ..........       140,000       120,000
           Interest ................................         9,483        10,999
           Pension plan contributions (Note 8) .....       720,000       285,287
                                                        ----------    ----------

         Total current liabilities .................     3,796,966     2,982,022
                                                        ----------    ----------




LONG-TERM DEBT (NOTE 5): ...........................          --          73,185
                                                        ----------    ----------




SHAREHOLDERS' EQUITY:

         Common stock (Note 7) .....................        19,560        19,560
         Additional paid-in capital ................       415,631       387,863
         Retained earnings .........................     1,928,460     1,235,029
                                                        ----------    ----------

                                                         2,363,651     1,642,452
                                                        ----------    ----------

                                                        $6,160,617    $4,697,659
                                                        ==========    ==========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                          COMBINED STATEMENT OF INCOME

                 For the Years Ended December 31, 1995 and 1994




                                                      1995             1994
                                                 ------------      ------------

REVENUE ....................................     $ 52,011,107      $ 38,559,163

COST OF REVENUE ............................       47,830,459        35,601,360
                                                 ------------      ------------

GROSS PROFIT ...............................        4,180,648         2,957,803

GENERAL AND ADMINISTRATIVE EXPENSES ........        2,991,540         2,287,394
                                                 ------------      ------------

INCOME FROM OPERATIONS .....................        1,189,108           670,409
                                                 ------------      ------------

OTHER INCOME (EXPENSE):
   Interest expense ........................         (175,338)         (167,780)
   Interest income .........................           37,044            24,993
   Gain (Loss) on abandonment and
     sale of fixed assets ..................            5,385            (2,067)
                                                 ------------      ------------

                                                     (132,909)         (144,854)
                                                 ------------      ------------


NET INCOME .................................     $  1,056,199      $    525,555
                                                 ============      ============











See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                 For the Years Ended December 31, 1995 and 1994



                                                                             Additional
                                                             Common           Paid-in        Retained
                                                              Stock            Capital        Earnings        Total
                                                          -----------      -----------     -----------     -----------
BALANCE, DECEMBER 31, 1993 ......................         $    19,559      $   325,264     $   761,374     $ 1,106,197


ISSUANCE OF 100 SHARES OF
      COMMON STOCK (NOTE 7) .....................                   1             --              --                 1


CONTRIBUTIONS TO CAPITAL ........................                --             62,599            --            62,599


DISTRIBUTIONS TO SHAREHOLDERS ...................                --               --           (51,900)        (51,900)


NET INCOME - 1994 ...............................                --               --           525,555         525,555


BALANCE, DECEMBER 31, 1994 ......................              19,560          387,863       1,235,029       1,642,452

REDEMPTION OF STOCK AND
CAPITAL (NOTE 7) ................................                --            (25,000)           --           (25,000)

CONTRIBUTIONS TO CAPITAL (NOTE 7) ...............                --             52,768            --            52,768

DISTRIBUTIONS TO SHAREHOLDERS ...................                --               --          (362,768)       (362,768)

NET INCOME - 1995 ...............................                --               --         1,056,199       1,056,199
                                                          -----------      -----------     -----------     -----------

BALANCE, DECEMBER 31, 1995 ......................         $    19,560      $   415,631     $ 1,928,460     $ 2,363,651
                                                          ===========      ===========     ===========     ===========


See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1995 and 1994

                                                        1995             1994
                                                   ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Cash received from customers .............   $ 50,152,358    $ 37,544,620
      Cash paid to suppliers and employees .....    (50,220,197)    (36,842,673)
      Interest paid ............................       (176,854)        (98,437)
      Interest received ........................            674           3,544
                                                   ------------    ------------

NET CASH (USED IN) PROVIDED FROM OPERATING
      ACTIVITIES ...............................       (244,019)        607,054
                                                   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures .....................       (109,101)       (321,652)
      Net receipts (advances) on related
     party loans ...............................         17,765         (17,845)
      Net receipts (advances) on employee loans           2,953          (9,222)
      Purchase of investment stock .............         (4,925)           --
                                                   ------------    ------------
NET CASH USED IN INVESTING ACTIVITIES ..........        (93,308)       (348,719)
                                                   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Bank overdraft ...........................        348,405         148,474
      Net borrowings (payments) under line of
      credit agreements ........................         20,000         (41,660)
      Principal payments on notes payable-
        other ..................................        (21,640)       (117,649)
      Proceeds from stock issuance or
        capital contributions ..................         27,768          62,600
      Distributions to shareholders ............       (362,768)        (51,900)
      Proceeds from long-term debt .............           --           190,285
      Proceeds from sale of fixed assets .......         87,418
      Payments on long-term debt ...............       (129,506)        (54,122)
      Payment of deferred loan fee .............         (5,000)         (7,500)
                                                   ------------    ------------

NET CASH (USED IN) PROVIDED FROM
      FINANCING ACTIVITIES .....................        (35,323)        128,528
                                                   ------------    ------------

NET (DECREASE) INCREASE IN CASH ................       (372,650)        386,863

CASH AT BEGINNING OF YEAR ......................        426,312          39,449
                                                   ------------    ------------

CASH AT END OF YEAR ............................   $     53,662    $    426,312
                                                   ============    ============


See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1995 and 1994


                                                        1995            1994
                                                   ------------    ------------

RECONCILIATION OF NET INCOME TO NET
      CASH (USED BY) PROVIDED FROM
      OPERATING ACTIVITIES:

NET INCOME .......................................   $ 1,056,199    $   525,555
                                                     -----------    -----------

ADJUSTMENTS TO RECONCILE NET INCOME
TO NET CASH (USED BY) PROVIDED FROM OPERATING
ACTIVITIES:
    Depreciation and amortization ................       114,743        133,454
    (Gain) Loss on abandonment and sale of
           fixed assets ..........................        (5,385)         2,067
    Increase in accounts receivable ..............    (1,858,075)    (1,010,999)
    Decrease in other receivables ................         5,601          6,883
    Decrease (Increase) in prepaid
           expenses and deposits .................        18,398        (19,887)
    (Decrease) Increase in accounts
           payable ...............................        (3,014)        23,764
    Increase in accrued expenses .................       427,514        946,217
                                                     -----------    -----------

         Total adjustments .......................    (1,300,218)        81,499
                                                     -----------    -----------

NET CASH (USED BY) PROVIDED FROM OPERATING
      ACTIVITIES .................................   $  (244,019)   $   607,054
                                                     ===========    ===========







See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 1995 and 1994


(1)           SIGNIFICANT ACCOUNTING POLICIES:

              Business organization

              RRA, Inc. (RRA) was incorporated in 1964 under the laws of the State of New York. Datatech Technical Services, Inc. (DTS) was
         incorporated in 1991 under the laws of the State of Arizona and commenced operations in 1992. Effective January 1, 1992, certain customer accounts and property and equipment of RRA were transferred to DTS in exchange for a down payment of $25,000 and a note for $150,000. The terms of the note call for 10 equal annual payments to RRA from DTS of $22,354, which includes principal and interest at 8%. The note receivable and note payable have been eliminated in combination. DTS charged RRA $225,350 in 1994 for a management fee. Any income or expense related to these transactions have been eliminated in combination. The Companies remain under common management and control. Ray Rashkin owns 100% of RRA. Stanley Rashkin owns 100% of DTS.

              Project Staffing support Team, Inc. (PSST) was incorporated under the laws of the State of Arizona and commenced operations in 1994. At inception, PSST was owned in equal shares by Ray Rashkin and Stanley Rashkin. PSST had no revenue in 1994, and absorbed $41,327 in costs.

              In 1995, RRA charged PSST $208,607 for a management fee. Ray Rashkin redeemed his shares during the year, leaving Stanley Rashkin as the sole shareholder of PSST (see note 7).

              Principles of combination

              These combined financial statements include the accounts of RRA, DTS, and PSST. All significant intercompany transactions and balances have been eliminated in combination.

              Nature of business

              The Companies provide highly trained individuals primarily to large corporate customers that contract with various governmental entities throughout the United States. The employees are provided on a temporary or semi-permanent basis. The individuals are employees of the Companies. The Companies maintain offices in Arizona, New York,
         Connecticut, New Mexico, Missouri, Washington, South Carolina, and California.

              The companies have two major contracts that are renewable. One of the contracts started early in 1994. Management is confident these contracts will continue. The largest of the two renewed for five years, and the other contract was extended for the second option year to January 1997.

              Property and equipment

              Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the lease term or the estimated useful lives of the assets. Depreciation expense was $99,442 and $118,362 in 1995 and 1994, respectively.

              Organizational costs, client lists and deferred loan fees

              Organizational costs for DTS are being amortized on a straight-line basis over five years. Client lists purchased for $19,500 are being amortized over three years. Deferred loan fees are being amortized over the term of the revolving line of credit agreement.

              Concentration of risks

              Periodically during the year, the Companies maintain cash in financial institutions in excess of the amounts insured by the Federal government.

              Income taxes

              The Companies have elected under applicable sections of the Internal Revenue Code to be treated as "S" Corporations for income tax purposes. Therefore, any income, loss and tax credits are reportable by the shareholders on their individual income tax returns. In 1995, the owners drew approximately $335,000 to pay estimated taxes on the earnings from these entities, with an additional $70,000 drawn in January 1996. Certain states in which the Companies do business do not recognize the "S" Corporation status or they impose minimum taxes. State income taxes are more of a license cost. They are included in administrative expenses in the accompanying combined statement of income. DTS reports to the Internal Revenue Service using the cash basis of accounting.

              Employee benefit plan

              The Companies maintain 401(k) plans and Section 125 cafeteria plans for the benefit of their employees. Employees elect to withhold specified amounts from their wages to contribute to the plans. The Companies have a fiduciary responsibility with respect to the plans.

              Estimated health self-insurance claims

              The Companies maintain a self-insurance plan for those employees who elect to participate. Under this plan, the Company is responsible for paying claims up to $40,000 annually per individual. There are provisions for reinsurance in the plan. The financial statements include an estimate for claims to be paid under this policy.

(2)           NOTES RECEIVABLE:

              Notes receivable - related parties consists of the following:

                                                         1995       1994
                                                       --------   --------

                  Note receivable - shareholder,
                  is an informal, unsecured
                  agreement due on demand with
                  interest at 8% ................      $  6,830   $ 57,604

                  Note receivable - shareholder,
                  is an informal, unsecured
                  agreement due on demand with
                  interest at 8% ................       213,737     81,705

                  Accrued interest on the above .        16,547      8,741
                                                       --------   --------

                  Total shown as a current asset       $237,114   $148,050
                                                       ========   ========
                  Note receivable - shareholder,
                  is an unsecured note which
                  requires monthly interest only
                  payments at prime plus 1.5%
                  through 2005 when all principal
                  and interest is due; 1995 and
                  1994 include $16,000 in accrued
                  interest receivable ...........      $216,000   $216,000
                                                       ========   ========

              Note receivable - employee consists of the following:

              Promissory note from one employee;
              payable weekly with interest at
              8%; note matures in July 1999;
              Upon termination, the note is
              immediatly due and payable.              $  7,374   $  9,222

              Promissory note from one employee;
              payable weekly with interest at
              9.5%; note matures in June 2000;
              secured by automobile.                     10,895         -
                                                       --------   --------
                                                         18,269      9,222
              Less current portion                        9,440      1,810
                                                       --------   --------
                                                       $  8,829   $  7,412
                                                       ========   ========


(3)  NOTE PAYABLE - BANK:

              Note payable - bank, consists of a revolving line of credit agreement which provides for borrowings up to the lesser of $4,000,000 or 80% of acceptable receivables as defined, payable in full May 1, 1996 with interest at prime plus .5%. The interest rate as of December 31, 1995 was 8.75%. The note is collateralized by accounts receivable, property and fixtures, and inventory, and is personally guaranteed by the shareholders. The line of credit agreement contains certain restrictive covenants regarding the financial position of the Companies. The Companies were in compliance with respect to the restrictive covenants as of December 31, 1995 and 1994.

(4)  NOTES PAYABLE - OTHER:

              Notes payable - other consists of the following:

                                                         1995       1994
                                                       --------   --------
              Unsecured note payable to an
              individual, due on demand with
              interest payable monthly at
              prime plus 1.5%.                         $     -    $  3,346

              Unsecured note payable to an
              individual, due on demand with
              interest payable monthly at
              prime plus 1.5%.                               -      56,477
                                                       --------   --------
                                                       $     -    $ 59,823
                                                       ========   ========



              A new agreement was entered at the end of 1995 with the party of the first note mentioned above . The note is due on demand with interest payable monthly at 11%. The balance on December 31, 1995 was $38,183.


(5)  LONG-TERM DEBT:

                                                        1995        1994
                                                      --------    --------


        6.75% notes payable to Toyota Motor
        Credit Corp; aggregate monthly payments
        of  $5,854,  including  interest;
        original amount of $190,285  beginning
        in January 1994; matures in January 1997;
        secured by vehicles.                          $   6,657   $ 136,163

        Less current portion                              6,657      62,978
                                                       --------    --------

                                                      $      -    $  73,185
                                                       ========    ========


              Eleven 1994 Toyota trucks were purchased in 1994 and were leased individually to a large customer for $550 per month. In 1995, ten of the vehicles were sold and the notes were paid off. The remaining note was paid off in January 1996.

(6)  COMMITMENTS:


              As of December 31, 1995, the Companies have the following commitments for operating facilities, which are accounted for as operating leases:

                                                                 Approximate
                                             Expiration          base monthly
                                              of lease               rent
                                           --------------        -----------

              Plainview, New York          Month-to-month          $  1,000
              Tempe, Arizona               January, 2000              4,380
              Albuquerque, New Mexico      October, 1996              1,185
              Stamford, Connecticut        Month-to-month               145
              Greenville, S. Carolina      June, 1996                   419
              Kennewick, Washington        October, 1996                705
              St. Louis, Missouri          December, 1996               554
              Carlsbad, New Mexico         December, 1996               450

              The Companies are responsible for property taxes, insurance and maintenance on certain leases.

              The Companies currently lease their office facilities in Tempe, Arizona from one of the shareholders. The lease contains a five-year renewal option. The rent on this office totalled $54,932 in 1995 and $47,938 in 1994.


              The following is a schedule by years of approximate future minimum
         rental  payments  on  operating   leases.   The  leases  in  New  York,
         Connecticut, and Arizona are included through 2000:


                         Year ended
                         December 31,
                         ------------

                             1996              $ 99,762
                             1997                66,300
                             1998                66,300
                             1999                66,300
                             2000                66,300
                                                -------
                                               $364,962
                                                =======


              Total rent expense was $98,822 for the year ended December 31, 1995, and $94,653 for 1994.

(7)  COMMON STOCK:

        Common stock consists of the following:
                                                         1995      1994
                                                       -------   -------

                  Common stock, RRA, no par;
                       authorized 200 shares;
                       issued and outstanding
                       100 shares .............        $19,558   $19,558

                  Common stock, DTS, $.01 par;
                       authorized 100 shares;
                       issued and outstanding
                       100 shares .............              1         1

                  Common stock, PSST, $.01 par;
                       authorized 100 shares;
                       issued and outstanding
                       100 shares (see below) .              1         1
                                                       -------   -------

                                                       $19,560   $19,560
                                                       =======   =======

              In July 1995, PSST redeemed Ray Rashkin's fifty shares upon his resignation as president of the corporation. The shares were retired by the corporation at fifty-percent of the net equity of the corporation as of June 30, 1995.

              This transaction had the effect of lowering the issued and outstanding shares to fifty. Paid in capital of PSST was reduced by $25,000. Ray Rashkin used the proceeds from the redemption as additional paid in capital of RRA, Inc.

(8)  MONEY PURCHASE PENSION PLAN:

              On June 1, 1993, the Company adopted a pension plan that contributes 10% to covered employees. This covered initially the Phoenix based administrative group. In December, 1993, the plan was amended to include employees at Lawrence Livermore National Laboratory effective January 1, 1994. In 1995, the administrative group was removed from the plan on January 1, and employees at Los Alamos were included as of May 1. The accrual as of December 31, 1995 and 1994 was $720,000 and $2855,287, respectively. Expense for 1995 and 1994 was $911,339 and $269,913, respectively.

(9)  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

              For purposes of the Statement of Cash Flows, management considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

              Bank overdrafts are included as a financing activity because of their direct relation to line of credit funding.

              Cash paid during the years ended
              December 31, 1995 and 1994 was as follows:

                                                 1995         1994
                                             ----------    ----------
                 Interest                   $   176,854   $   163,210
                                             ==========    ==========

              Noncash investing and financing activities

              During 1994, the Washington and Texas offices were closed. Assets with a book value of $2,067 were written off.

                   A financing arrangement for the purchase of trucks was entered in 1994. Assets were capitalized and loans were obtained totalling $190,285 in connection with this transaction.

              Common stock and paid in capital for PSST were made in 1994 through adjustments to retained earnings and notes receivable from related parties. In relation to this, the redemption of stock in 1995 for $25,000 was an adjustment to paid in capital and notes receivable (see note 7).

              In 1995, a truck owned by the company was purchased by an employee for a note for $12,000. A truck was purchased by a shareholder as a note receivable for $6829.


(10) LITIGATION, CLAIMS, AND ASSESSMENTS:

              DTS complied with a client request to place a former client employee on the DTS payroll for the purpose of providing payrolling services. The individual was involved in an accident during his employment which resulted in the death of the individual, reported injuries to another individual, and damage to the client's property. A claim has been made against DTS on the theory that the company is vicariously liable for the individual's alleged negligence in the accident.

              The injured individual has filed a personal injury lawsuit against DTS and the client. A recent settlement demand was made for $1.2 million. In addition, the client has informally requested that DTS settle with it for the property damage that they approximate to be $1.58 million.

              DTS will vigorously defend the current lawsuit and any other legal action that is taken against it in relation to this occurence.

              Due to the facts described above, the amount of possible loss to DTS cannot be reasonably estimated , although it is possible that a loss may occur as a result of this legal action. Any potential loss has not been recorded on the accompanying financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                            COMBINED COST OF REVENUE

                 For the Years Ended December 31, 1995 and 1994


                                                 1995          1994
                                             -----------   -----------


          Salaries .......................   $38,288,202   $28,451,365

          Payroll Taxes ..................     3,335,931     2,493,840

          Per Diem .......................     1,524,415       714,387

          Healthcare Benefits ............     1,173,836       986,378

          Other ..........................        57,894       199,329

          Subcontractors .................          --          19,975

          Vacation and Holiday Pay .......     2,276,145     2,231,270

          Workman's Compensation Insurance       262,697       234,903

          Pension Plan ...................       911,339       269,913
                                             -----------   -----------
                                             $47,830,459   $35,601,360
                                             ===========   ===========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                  COMBINED GENERAL AND ADMINISTRATIVE EXPENSES

                 For the Years Ended December 31, 1995 and 1994



                                                  1995         1994
                                               ----------   ----------

          Salaries:
               Officers ....................   $  462,217   $  326,333
               Office ......................      897,526      619,640
          Payroll Taxes ....................       97,141       72,113
          Accounting .......................       23,221       10,850
          Advertising ......................       85,984       37,844
          Business Developments ............       66,241        5,587
          Commissions ......................       85,279       42,150
          Depreciation and Amortization ....      114,743      133,454
          Insurance ........................      129,973      105,860
          Legal Fees .......................       82,644       89,082
          Licenses and Fees ................       12,873        3,150
          Miscellaneous ....................       59,997      124,164
          Office Expense ...................      165,433      117,798
          Outside Services .................      159,348      147,220
          Property Taxes ...................       11,221        2,430
          Rent .............................      104,968       96,010
          Repairs and Maintenance ..........       25,242        9,821
          Telephone ........................      104,230       90,802
          Travel and Subsistence ...........      287,473      237,242
          Utilities ........................       15,786       15,844
                                               ----------   ----------
                                               $2,991,540   $2,287,394
                                               ==========   ==========

To The Shareholders
RRA, Inc., Datatech Technical Services, Inc.
  and Project Staffing Support Team, Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying combined balance sheets of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1994 and 1993, and the related combined statements of income, changes in shareholder's equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RRA, Inc., Datatech Technical Services, Inc., and Project Staffing Support Team, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The information included in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



ALEXANDER & DEVOLEY, P.C.



Phoenix, Arizona
February 1, 1995

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                             COMBINED BALANCE SHEET

                 For the Years Ended December 31, 1994 and 1993

                                     Assets

                                                            1994          1993
                                                         ---------     ---------
CURRENT ASSETS:
         Cash ......................................    $  426,312    $   39,449
         Accounts receivable -
           Trade, less allowance for doubtful
           accounts of $10,000 in 1993 (Note 3) ....     3,434,704     2,423,705
         Other accounts receivable .................        10,411        17,294
         Note receivable - employee, current
           portion (Note 2) ........................         1,810          --
         Note receivable - related parties,
           current portion (Note 2) ................       148,050       130,205
         Prepaid expenses ..........................        27,284        32,724
                                                        ----------    ----------
           Total current assets ....................     4,048,571     2,643,377
                                                        ----------    ----------


PROPERTY AND EQUIPMENT (NOTE 1):
         Office furniture and equipment ............       346,395       283,571
         Leasehold improvements ....................       114,435        92,552
         Vehicles ..................................       215,330         2,300
                                                        ----------    ----------
                                                           676,160       378,423
         Less accumulated depreciation and
           amortization ............................       321,003       224,490
                                                        ----------    ----------

                                                           355,157       153,933
                                                        ----------    ----------

OTHER ASSETS:
         Refundable deposits .......................        50,396        25,069
         Note receivable - employee, long-
           term portion (Note 2) ...................         7,412          --
         Note receivable - related parties,
           long-term portion (Note 2) ..............       216,000       216,000
         Deferred loan fee, less amortization
           of $5,312 (Note 1) ......................         2,188          --
         Organizational costs, less accumulated
           amortization of $9,841 in 1994 and
           $6,560 in 1993 (Note 1) .................         6,560         9,841
         Client lists, less amortization of
           $8,125 in 1994 and $1,623 in 1993
           (Note 1) ................................        11,375        17,877
                                                        ----------    ----------
                                                           293,931       268,787
                                                        ----------    ----------

                                                        $4,697,659    $3,066,097
                                                        ==========    ==========

See accompanying notes to financial statements.

                 RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                             COMBINED BALANCE SHEET

                 For the Years Ended December 31, 1994 and 1993


                                   LIABILITIES

                                                           1994          1993
                                                         ---------     ---------

CURRENT LIABILITIES:
         Bank overdraft ............................    $  148,474    $     --
         Accounts payable ..........................        42,572        18,808
         Notes payable (Note 4) ....................        59,823       177,472
         Note payable - bank (Note 3) ..............     1,200,000     1,241,660
         Current portion of long-term debt .........        62,978          --
         Accrued expenses:
           Wages, vacation, and holiday ............       817,041       213,770
           Payroll taxes and withholdings ..........       170,283       205,544
           Gross receipts tax ......................        64,565        57,128
           Self insurance claims (Note 1) ..........       120,000        30,000
           Interest ................................        10,999         6,429
           Pension plan contributions (Note 8) .....       285,287         9,089
                                                        ----------    ----------
         Total current liabilities .................     2,982,022     1,959,900
                                                        ----------    ----------

LONG-TERM DEBT (NOTE 5): ...........................        73,185          --
                                                        ----------    ----------

SHAREHOLDERS' EQUITY:
         Common stock (Note 7) .....................        19,560        19,559
         Additional paid-in capital ................       387,863       325,264
         Retained earnings .........................     1,235,029       761,374
                                                        ----------    ----------
                                                         1,642,452     1,106,197
                                                        ----------    ----------

                                                        $4,697,659    $3,066,097
                                                        ==========    ==========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                          COMBINED STATEMENT OF INCOME

                 For the Years Ended December 31, 1994 and 1993



                                                      1994              1993
                                                  ------------      ------------


REVENUE ....................................     $ 38,559,163      $ 25,016,730

COST OF REVENUE ............................       35,601,360        23,313,171
                                                 ------------      ------------

GROSS PROFIT ...............................        2,957,803         1,703,559

GENERAL AND ADMINISTRATIVE EXPENSES ........        2,287,394         1,487,757
                                                 ------------      ------------

INCOME FROM OPERATIONS .....................          670,409           215,802
                                                 ------------      ------------

OTHER INCOME (EXPENSE):
         Interest expense ..................         (167,780)         (133,311)
         Interest income ...................           24,993            23,540
         Loss on abandonment and
             sale of fixed assets ..........           (2,067)             --
                                                 ------------      ------------
                                                     (144,854)         (109,771)
                                                 ------------      ------------

NET INCOME .................................     $    525,555      $    106,031
                                                 ============      ============







See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

              COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                 For the Years Ended December 31, 1994 and 1993


                                               Additional
                                    Common      Paid-in       Retained
                                    Stock       Capital       Earnings         Total
                                -----------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1992 ..   $    19,559   $   240,264   $   662,843    $   922,666

CONTRIBUTION TO CAPITAL .....          --          85,000          --           85,000

DISTRIBUTION TO SHAREHOLDER .          --            --          (7,500)        (7,500)

NET INCOME - 1993 ...........          --            --         106,031        106,031
                                -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1993 ..        19,559       325,264       761,374      1,106,197


ISSUANCE OF 100 SHARES OF
      COMMON STOCK (NOTE 7) .             1          --            --                1

CONTRIBUTIONS TO CAPITAL ....          --          62,599          --           62,599

DISTRIBUTIONS TO SHAREHOLDERS          --            --         (51,900)       (51,900)

NET INCOME - 1994 ...........          --            --         525,555        525,555
                                -----------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1994 ..   $    19,560   $   387,863   $ 1,235,029    $ 1,642,452
                                ===========   ===========   ===========    ===========





See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1994 and 1993


                                                  1994             1993
                                             ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Cash received from customers .......   $ 37,544,620    $ 25,179,069
      Cash paid to suppliers and employees    (36,842,673)    (24,664,840)
      Interest paid ......................        (98,437)       (137,683)
      Interest received ..................          3,544              51
                                             ------------    ------------

NET CASH PROVIDED FROM OPERATING
      ACTIVITIES .........................        607,054         376,597
                                             ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures ...............       (321,652)        (55,553)
      Net advances on related party loans         (17,845)       (115,820)
      Net advances on employee loan ......         (9,222)           --
      Business list purchase .............           --           (19,500)
                                             ------------    ------------

NET CASH USED IN INVESTING ACTIVITIES ....       (348,719)       (190,873)
                                             ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Bank overdraft .....................        148,474            --
      Net payments under line of credit
        agreements .......................        (41,660)       (169,856)
      Principal payments on notes payable-
        other ............................       (117,649)        (69,251)
      Proceeds from stock issuance or
        capital contributions ............         62,600          85,000
      Distributions to shareholders ......        (51,900)         (7,500)
      Proceeds from long-term debt .......        190,285            --
      Payments on long-term debt .........        (54,122)           --
      Payment of deferred loan fee .......         (7,500)           --
                                             ------------    ------------

NET CASH PROVIDED FROM (USED IN)
      FINANCING ACTIVITIES ...............        128,528        (161,607)
                                             ------------    ------------

NET INCREASE IN CASH .....................        386,863          24,117

CASH AT BEGINNING OF YEAR ................         39,449          15,332
                                             ------------    ------------

CASH AT END OF YEAR ......................   $    426,312    $     39,449
                                             ============    ============




                See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1994 and 1993


                                                 1994          1993
                                            ------------   ------------

RECONCILIATION OF NET INCOME TO NET
      CASH USED IN OPERATING ACTIVITIES:

NET INCOME ..............................   $   525,555    $   106,031
                                            -----------    -----------

ADJUSTMENTS TO RECONCILE NET INCOME
      TO NET CASH PROVIDED FROM OPERATING
      ACTIVITIES:
         Depreciation and amortization ..       128,142         57,819
         Amortization of loan fee .......         5,312           --
         Loss on abandonment and sale of
           fixed assets .................         2,067           --
         (Increase) decrease in accounts
           receivable ...................    (1,010,999)       162,339
         Decrease in other receivables ..         6,883          7,220
         (Increase) decrease in prepaid
           expenses and deposits ........       (19,887)            72
         (Increase) decrease in accounts
           payable ......................        23,764         (5,801)
         Increase in accrued expenses ...       946,217         48,917
                                            -----------    -----------

         Total adjustments ..............        81,499        270,566
                                            -----------    -----------

NET CASH PROVIDED FROM OPERATING
      ACTIVITIES ........................   $   607,054    $   376,597
                                            ===========    ===========




See accompanying notes to financial statements.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 For the Years Ended December 31, 1994 and 1993


(1)           SIGNIFICANT ACCOUNTING POLICIES:

              Business organization

              RRA,  Inc.  (RRA) was  incorporated  in 1964 under the laws of the
         State  of  New  York.  Datatech  Technical  Services,  Inc.  (DTS)  was
         incorporated in 1991 under the laws of the State of Arizona and commenced operations in 1992. Effective January 1, 1992, certain customer accounts and property and equipment of RRA were transferred to DTS in exchange for a down payment of $25,000 and a note for $150,000. The terms of the note call for 10 equal annual payments to RRA from DTS of $22,354 which includes principal and interest at 8%. The note receivable and note payable have been eliminated in combination. DTS charged RRA $225,350 in 1994 and $150,000 in 1993 for a management fee. Any income or expense related to these transactions have been eliminated in combination. The Companies remain under common management and control. Ray Rashkin owns 100% of RRA. Stanley Rashkin owns 100% of DTS.

              Project Staffing support Team, Inc. (PSST) was incorporated under the laws of the State of Arizona and commenced operations in 1994. PSST is owned in equal shares by Ray Rashkin and Stanley Rashkin. PSST had no revenue in 1994, and absorbed $41,327 in costs.

              Principles of combination

              These combined financial statements include the accounts of RRA, DTS, and PSST. All significant intercompany transactions and balances have been eliminated in combination.

              Nature of business

              The Companies provide highly trained individuals primarily to large corporate customers that contract with various governmental entities throughout the United States. The employees are provided on a temporary or semi-permanent basis. The individuals are employees of the Companies. The Companies maintain offices in Arizona, New York, Connecticut and New Mexico.

              The companies have two major contracts that are renewable. One of the contracts started early in 1994. Management is confident these contracts will continue. The largest of the two renewed for five years, and the other contract was extended for the first option year to January 1996.

              Property and equipment

              Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Amortization of leasehold improvements is provided using the straight-line method over the lesser of the lease term or the estimated useful lives of the assets. Depreciation and amortization expense was $118,362 and $52,914 in 1994 and 1993, respectively.

              Organizational costs, client lists and deferred loan fees

              Organizational costs for DTS are being amortized on a straight-line basis over five years. Client lists purchased for $19,500 are being amortized over three years. Deferred loan fees are being amortized over the term of the revolving line of credit agreement.

              Concentration of risks

              Periodically during the year, the Companies maintain cash in financial institutions in excess of the amounts insured by the Federal government.

              Income taxes

              The Companies have elected under applicable sections of the Internal Revenue Code to be treated as "S" Corporations for income tax purposes. Therefore, any income, loss and tax credits are reportable by the shareholders on their individual income tax returns. In 1995, the owners drew approximately $134,500 to pay the balance of estimated taxes on the earnings from these entities. Certain states in which the Companies do business do not recognize the "S" Corporation status or they impose minimum taxes. State income taxes are more of a license cost. They are included in administrative expenses in the accompanying combined statement of income. DTS reports to the Internal Revenue Service using the cash basis of accounting.

              Employee benefit plan

              The Companies maintain 401(k) plans and Section 125 cafeteria plans for the benefit of their employees. Employees elect to withhold specified amounts from their wages to contribute to the plans. The Companies have a fiduciary responsibility with respect to the plans.

              Estimated health self-insurance claims

              The Companies  maintain a self-insurance  plan for those employees who elect to participate. Under this plan, the Company is responsible for paying claims up to $30,000 annually per individual and approximately $300,000 in claims and premiums on a combined company-wide basis. There are provisions for reinsurance in the plan. The financial statements include an estimate for claims to be paid under this policy.

(2)           NOTES RECEIVABLE:

              Notes receivable - related parties consists of the following:

                                                           1994            1993
                                                        ---------     ---------

              Note receivable - shareholder,
              is an informal, unsecured
              agreement due on demand with
              interest at 8%                            $  57,604     $  69,685

              Note receivable - shareholder,
              is an informal, unsecured
              agreement due on demand with
              interest at 8%                               81,705        53,031

              Accrued interest on the above                 8,741         7,489
                                                        ---------     ---------

              Total shown as a current asset            $ 148,050     $ 130,205
                                                        =========     =========


              Note receivable - shareholder,
              is an unsecured note which requires
              monthly interest only payments at
              prime plus 1.5%  through 2005 when
              all principal and interest is due;
              1994 and 1993 include $16,000 in
              accrued interest receivable.              $ 216,000     $ 216,000
                                                        =========     =========

              Note receivable - employee consists of the following:

                                                           1994            1993
                                                        ---------     ---------

              Promissory note from one employee;
              payable weekly with interest at
              8%; note matures in July 1999.             $   9,222     $     -

              Less current portion                           1,810           -
                                                         ---------     ---------
                                                         $   7,412     $     -
                                                         =========     =========

(3)  NOTE PAYABLE - BANK:

              Note payable - bank, consists of a revolving line of credit agreement which provides for borrowings up to the lesser of $3,000,000 or 80% of acceptable receivables as defined, payable in full May 1, 1995 with interest at prime plus .75%. The interest rate as of December 31, 1994 was 8.0%. The note is collateralized by accounts receivable, property and fixtures, and inventory, and is personally guaranteed by the shareholders. The line of credit agreement contains certain restrictive covenants regarding the financial position of the Companies. The Companies were in compliance with respect to the restrictive covenants as of December 31, 1994.

              The agreement above replaced a similar agreement with another bank that matured in April 1994. This agreement, which was in effect at December 31, 1993, provided borrowings up to $2,000,000 with interest at prime plus 2%. Collateral, guarantees, and covenants were virtually the same as mentioned above.


(4)  NOTES PAYABLE - OTHER:

              Notes payable - other consists of the following:

                                                           1994          1993
                                                        ---------     ---------
              Unsecured note payable to an
              individual, due on demand with
              interest payable monthly at
              prime plus 1.5%.                          $   3,346     $  49,995

              Unsecured note payable to an
              individual, due on demand with
              interest payable monthly at
              prime plus 1.5%.                             56,477       127,477
                                                        ---------     ---------
                                                        $  59,823     $ 177,472
                                                        =========     =========


(5)  LONG-TERM DEBT:
                                                           1994          1993
                                                        ---------     ---------

        6.75% notes payable to Toyota Motor
        Credit Corp; aggregate monthly
        payments of $5,854, including interest;
        original amount of $190,285  beginning
        in January 1994; matures in January
        1997; secured by vehicles.                      $ 136,163     $     -

        Less current portion                               62,978           -
                                                        ---------     ---------

                                                        $  73,185     $     -
                                                        =========     =========

        Principal maturities are as follows:

                              1995                    $    67,364
                              1996                          5,821
                              1997                             -
                                                       ----------
                                                      $    73,185
                                                       ==========


              Eleven 1994 Toyota trucks were purchased and have been leased individually to a large customer for $550 per month.

(6)  COMMITMENTS:


              As of December 31, 1994, the Companies have the following commitments for operating facilities, which are accounted for as operating leases:

                                                            Approximate
                                           Expiration       base monthly
                                            of lease           rent
                                          --------------    ------------

              Farmingdale, New York       Month-to-month    $   1,700
              Tempe, Arizona              January, 1995         3,572
              Albuquerque, New Mexico     October, 1996         1,185
              Stamford, Connecticut       Month-to-month          320



              The Companies are responsible for property taxes, insurance and maintenance on certain leases.


              The Companies currently lease their office facilities in Tempe, Arizona from one of the shareholders. The lease contains two five-year renewal options which the Company intends to execute. The rent on this office totalled $47,938 in 1994 and $42,864 in 1993.


              The following is a schedule by years of approximate future minimum
         rental  payments  on  operating   leases.   The  leases  in  New  York,
         Connecticut, and Arizona are included through 1999:


                           Year ended
                          December 31,
                          ------------

                              1995          $ 93,492
                              1996            91,122
                              1997            79,272
                              1998            79,272
                              1999            79,272
                                             -------
                                            $422,430
                                             =======


              Total rent expense was $89,059 for the year ended December 31, 1993, and $94,653 for 1994.

(7)  COMMON STOCK:

          Common stock consists of the following:

                                                      1994           1993
                                                    --------      --------

          Common stock, RRA, no par;
               authorized 200 shares;
               issued and outstanding
               100 shares                          $  19,558     $  19,558

          Common stock, DTS, $.01 par;
               authorized 100 shares;
               issued and outstanding
               100 shares                                  1             1
          Common stock, PSST, $.01 par;
               authorized 100 shares;
               issued and outstanding
               100 shares                                  1             -
                                                    --------      --------

                                                   $  19,560     $  19,559
                                                    ========      ========


(8)  MONEY PURCHASE PENSION PLAN:

              On June 1, 1993, the Company adopted a pension plan that contributes 10% to covered employees. This covered initially the
         Phoenix based administrative group. The accrual for 1993 was approximately $9,000. In December, 1993, the plan was amended to include employees at Lawrence Livermore National Laboratory effective January 1, 1994. The Lawrence Livermore contract started on January 1, 1994. The accrual for 1994 was approximately $285,000. Expense for 1994 and 1993 was $269,913 and $9,089, respectively.


(9)  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

              For purposes of the Statement of Cash Flows, management considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

              Cash paid during the years ended
              December 31, 1994 and 1993 was as follows:

                                              1994          1993
                                           ----------    ----------

                      Interest            $    98,437   $   137,683
                                           ==========    ==========

              Noncash investing and financing activities

              During 1994, the Washington and Texas offices were closed. Assets with a book value of $2,067 were written off.

                   A financing arrangement for the purchase of trucks was entered in 1994. Assets were capitalized and loans were obtained totalling $190,285 in connection with this transaction.

              Common stock and paid in capital for PSST were made in 1994 through adjustments to retained earnings and notes receivable from related parties.

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                            COMBINED COST OF REVENUE

                 For the Years Ended December 31, 1994 and 1993


                                                       1994              1993
                                                   -----------       -----------


Salaries ...................................       $28,451,365       $18,864,072

Payroll Taxes ..............................         2,493,840         1,642,875

Per Diem ...................................           714,387           878,097

Healthcare Benefits ........................           986,378           348,047

Other ......................................           199,329           197,129

Subcontractors .............................            19,975             2,275

Vacation and Holiday Pay ...................         2,231,270         1,216,704

Workman's Compensation Insurance ...........           234,903           154,883

Pension Plan ...............................           269,913             9,089
                                                   -----------       -----------
                                                   $35,601,360       $23,313,171
                                                   ===========       ===========

                  RRA, INC., DATATECH TECHNICAL SERVICES, INC.
                     AND PROJECT STAFFING SUPPORT TEAM, INC.

                  COMBINED GENERAL AND ADMINISTRATIVE EXPENSES

                 For the Years Ended December 31, 1994 and 1993



                                                       1994              1993
                                                   -----------       -----------

Salaries:
     Officers ..............................        $  326,333        $  179,148
     Office ................................           619,640           468,159

Payroll Taxes ..............................            72,113            54,095

Accounting .................................            10,850            26,991

Advertising ................................            37,844            19,738

Business Developments ......................             5,587             6,608

Commissions ................................            42,150            27,763

Depreciation and Amortization ..............           128,142            57,819

Insurance ..................................           105,860            65,248

Legal Fees .................................            89,082            45,291

Licenses and Fees ..........................             8,462             5,182

Miscellaneous ..............................           124,164            57,037

Office Expense .............................           117,798            73,279

Outside Services ...........................           147,220            81,054

Property Taxes .............................             2,430             1,855

Rent .......................................            96,010            89,059

Repairs and Maintenance ....................             9,821             9,321

Telephone ..................................            90,802            82,997

Travel and Subsistence .....................           237,242           124,032

Utilities ..................................            15,844            13,081
                                                    ----------        ----------

                                                    $2,287,394        $1,487,757
                                                    ==========        ==========

Item 7(b) Pro Forma Financial  Information
           -------------------------------

The following unaudited pro forma condensed consolidated balance sheet at March 31, 1996 presents the financial position of the company at March 31, 1996 as if the acquisition of RRA Inc. and affiliates had been consummated as of March 31, 1996. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31 ,1995 and for the three months ended March 31 ,1996 presents the company's results of operations as if the acquisitions of COMFORCE Global, Williams, and RRA Inc. and affiliates had been consummated as of January 1, 1995.

                              COMFORCE CORPORATION
                             PRO FORMA BALANCE SHEET
                                  MARCH 31,1996

                                                                                  Pro Forma       Pro Forma
                                                          Historical   RRA INC   Adjustments     Consolidated
                                                          ----------   -------   -----------     ------------
Current Assets:
Cash and equivalents                                              225       320        (320) (A)           225
Receivables, including $330 of unbilled revenue                 2,130     4,473      (4,473) (A)         2,130
Other                                                              54       279        (279) (A)            54
Receivables from ARTRA GROUP incorporated                         734         -           -                734
Prepaid expenses                                                    -        69           -  (A)            69
                                                              -------    ------      ------             ------
                                                                3,143     5,141      (5,072)             3,212
                                                              -------    ------      ------             ------

Property, plant and equipment, net                                 88       256           -  (A)           344
                                                              -------    ------      ------             ------
Other assets:
Goodwill, net                                                   6,817         -       4,634  (A)        11,451
Other                                                             170       228        (228) (A)           170
                                                              -------    ------      ------             ------
                                                                6,987       228       4,406             11,621
                                                              -------    ------      ------             ------

                                                               10,218     5,625        (666)            15,177
                                                              =======    ======      ======             ======

Current Liabilities:
Notes payable                                                     500       100        (100) (A)           500
Revolving credit line due bank                                  1,900       500        (500) (A)         1,900
Accounts payable                                                  188         -           -  (A)           188
Accrued expenses                                                  781     2,449      (2,449) (A)           781
Income taxes                                                       66         -           -                 66
Liabilities to be assumed by ARTRA GROUP Incorporated
 and net of liabilities of discontinued operations              2,964         -           -              2,964
                                                              -------    ------      ------             ------
                                                                6,399     3,049      (3,049)             6,399
                                                              -------    ------      ------             ------
Obligations expected to be settled by the issuance of
stock                                                             550         -           -                550
                                                              -------    ------      ------             ------

Long term note payable                                              -        58         (58) (A)             -
                                                              -------    ------      ------             ------
Shareholders' Equity:
Series E preferred stock                                            -         -           1  (B)             1
Common stock                                                       93        20         (20) (A)            93
Additional paid-in capital                                      3,076       416       4,542  (A)(B)      8,034
Retained earnings                                                 100     2,082      (2,082) (A)           100
                                                              -------    ------      ------             ------
                                                                3,269     2,518       2,441              8,228
                                                              -------    ------      ------             ------

                                                               10,218     5,625        (666)            15,177
                                                              =======    ======      ======             ======

Pro Forma adjustments to the unaudited condensed consolidated balance sheet consist of:

(A) Record acquisition of RRA Inc. and affilites and related entries and eliminate RRA Inc. assets and liabilities not purchased or assumed.
(B) Record issuance of Series E preferred shares in conjunction with the RRA acquisition.

                              COMFORCE CORPORATION
                        Pro Forma Statement Of Operations
                    For The Three Months Ended March 31, 1996

                                                                                                Pro Forma
                                                     Historical(A)  Williams(B)  RRA INC(B)    Adjustments        Pro Forma
                                                       -------       -------     --------       ----------         -------
Revenues                                               $ 3,265       $   654     $ 15,137                          $19,056
                                                       -------       -------     --------                          -------

Operating costs and expenses
Cost of revenues                                         2,452           281       14,060                           16,793
Other operating costs and expenses                         645            38          786          $   144 (D)       1,613
                                                       -------       -------     --------          -------         -------
                                                         3,097           319       14,846              144          18,406
                                                       -------       -------     --------          -------         -------

Operating earnings (loss)                                  168           335          291             (144)            650
                                                       -------       -------     --------          -------         -------

Other income net                                             3                                                           3

Interest and other non-operating expenses                   (1)                       (22)             (46)(E)         (69)
                                                       -------       -------     --------          -------         -------
                                                             2                        (22)             (46)            (66)
                                                       -------       -------     --------          -------         -------

Earnings(loss) from operations
before income taxes                                        170           335          269             (190)            584

(Provision) credit for income taxes                        (70)         (265)        (107)              76            (366)
                                                       -------       -------     --------          -------         -------
Income(loss) from operations                           $   100       $    70     $    162          $  (114)        $   218
                                                       =======       =======     ========          =======         =======

Income per share from continuing operations            $   .01                                                     $   .02
                                                       =======                                                     =======

Weighted average shares of common stock
and common stock equivalents outstanding (G)            10,884                                                      11,771
                                                       =======                                                     =======

                              COMFORCE CORPORATION
                        Pro Forma Statement Of Operations
                       For The Year Ended December 31,1995


                                                             COMFORCE                           Pro Forma
                                              Historical(A)   Global(B)  Williams(B) RRA INC(B) Adjustments   Pro Forma
                                                 -------     --------     -------    --------    --------       --------
Revenues                                         $ 2,387     $  9,568     $ 4,178    $ 52,011                   $ 68,144
                                                 -------     --------     -------    --------                   --------

Operating costs and expenses:
Cost of revenues                                   1,818        7,178       3,022      47,830                     59,848
Stock compensation (C)                             3,425                                                           3,425
Other operating costs and expenses                   823        1,397         450       2,992       $ 590 (D)      6,252
                                                 -------     --------     -------    --------    --------       --------
                                                   6,066        8,575       3,472      50,822         590         69,525
                                                 -------     --------     -------    --------    --------       --------

Operating earnings (loss)                         (3,679)         993         706       1,189        (590)        (1,381)
                                                 -------     --------     -------    --------    --------       --------

Spectrum corporate management fees (F)                         (1,140)                                            (1,140)

Interest and other non-operating expenses           (618)           7                    (133)        248 (E)       (496)
                                                 -------     --------     -------    --------    --------       --------
                                                    (618)      (1,133)         -         (133)        248         (1,636)
                                                 -------     --------     -------    --------    --------       --------

Earnings(loss) from operations
before income taxes                               (4,297)        (140)        706       1,056        (342)        (3,017)
(Provision) credit for income taxes                  (35)          21        (354)       (422)        136           (654)
                                                 -------     --------     -------    --------    --------       --------
Income(loss) from operations                     $(4,332)    $   (119)    $   352    $    634    $   (206)      $ (3,671)
                                                 =======     ========     =======    ========    ========       ========

Income(loss) per share from continuing
operations                                       $ (0.95)                                                       $  (0.40)
                                                 =======                                                        ========

Weighted average shares of common stock
and common stock equivalents outstanding (G)       4,596                                                           9,309
                                                 =======                                                        ========

(A) Historical data for the year ended December 31, 1995 includes COMFORCE Global's operations since its acquisition on October 17, 1995 through December 31, 1995 and corporate overhead costs for the entire year ended December 31, 1995 Historical data for the three months ending March 31, 1996 includes COMFORCE Global's operations since January 1, 1996 and Williams operations since its acquisition on March 3, 1996 through March 31, 1996.

(B) The pro forma data presented for COMFORCE Global's operations is for the periods prior to its acquisition on October 17, 1995 or January 1, 1995 through October 16, 1995. The periods presented for Williams is January 1, 1995 through December 31, 1995 and January 1, 1996 through March 3, 1996. The periods presented for RRA Inc. is January 1, 1995 through December 31, 1995 and January 1, 1996 through March 31, 1996.

(C) Represents a non-recurring compensation charge related to the issuance of the 35% common stock interest in the Company pursuant to employment or consulting agreements with certain individuals to manage the company's entry into and development of the telecommunications and computer technical staffing services business

(D) Amortization of goodwill arising out of the Global, Williams and RRA Inc. acquisitions.

(E) Reverse interest expense on notes and other liabilities assumed by ARTRA net of interest expense incurred for the purchase of Williams for the pro forma year ended December 31, 1995. Record interest expense incurred for the purchase of Williams for the two months from January 1, 1996 to February 29, 1996.

(F) Corporate management fees from COMFORCE Global's former parent, Spectrum Information Technologies, Inc. The amount of these management fees may not be representative of costs incurred by COMFORCE Global on a stand alone basis.

(G) Pro forma weighted average shares outstanding and common stock equivalents includes shares of the Company's common stock issued in the private placement that funded the COMFORCE Global transaction and private placement of Series E Preferred Stock issued to fund the RRA acquisition, shares issued for fees and costs associated with the COMFORCE Global acquisition and shares issued to certain individuals to manage the Company's entry into and development of the telecommunications and computer technical staffing services business, as if they had been issued on January 1, 1995.

                                    SIGNATURE
                                    ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.



                              COMFORCE Corporation
                              --------------------
                              (Registrant)


                              By /s/ Andrew C. Reiben
                                 ---------------------------------------------
                                     Andrew C. Reiben, Chief Financial Officer

Dated:  May 30, 1996